CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-192519 on Form S-3 and Registration Statement No. 333-185612 on Form S-8 of our report dated March 31, 2014, relating to the consolidated financial statements of Par Petroleum Corporation as of and for the year ended December 31, 2013, appearing in this Annual Report on Form 10-K of Par Petroleum Corporation for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

March 31, 2014